Exhibit 10.42
WHEEL SET COMPONENT AND FINISHED WHEEL SET
STORAGE AGREEMENT
     WHEEL SET COMPONENT AND FINISHED WHEEL SET STORAGE AGREEMENT (this “Agreement”) made this 13th day of November 2006, between American Railcar Industries, Inc., a Delaware corporation (“ARI”), and ACF Industries LLC, a Delaware limited liability company (“ACF”).
RECITALS
     WHEREAS, ARI and ACF are parties to that certain Manufacturing Services Agreement dated as of October 1, 1994 (the “Manufacturing Agreement”);
     WHEREAS, pursuant to the Manufacturing Agreement, ACF is providing ARI certain Jobbing Order Services (as defined in the Manufacturing Agreement), which include, among other things, the assembly of railcar wheel sets;
     WHEREAS, the Manufacturing Agreement contemplates that ARI may supply the materials for use by ACF in ACF’s performance of its Jobbing Order Services, and further provides alternative pricing for the Jobbing Order Services depending upon whether ARI or ACF purchase such materials;
     WHEREAS, ARI is in the business of manufacturing railcars and railcar wheel sets are a critical component of railcars, and ARI and ACF desire that ARI control the procurement of and own the components for the railcar wheel sets, comprising of wheels, axles and bearings (the “Wheel Set Components”), for use by ACF in performing its Jobbing Order Services;
     WHEREAS, in connection therewith, ACF agrees to provide certain accommodations to ARI, as provided herein, to ensure the proper care, storage, use and identification of Wheel Set Components purchased by ARI for use by ACF in performing its Jobbing Order Services and the railcar wheel sets assembled using such components (the “Finished Wheel Sets”); and
     WHEREAS, in order to evidence the terms under which ACF will maintain possession of the Wheel Set Components owned by ARI and the Finished Wheel Sets, the parties have agreed to enter into this Wheel Set Component and Finished Wheel Set Storage Agreement;
     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ACF and ARI agree as follows:
     1.     Procurement of Wheel Set Components. ARI shall be responsible for purchasing the Wheel Set Components for use by ACF in its manufacture of railcar wheel sets for ARI pursuant to the Manufacturing Agreement. ARI shall also be responsible for arranging for and payment of delivery of the Wheel Set Components to ACF in connection therewith. The parties understand that ACF has previously purchased Wheel Set Components for the manufacture of Finished Wheel Sets for ARI that, prior to the date hereof, have not been purchased by ARI and are currently owned by ACF. Such Wheel Set Components, including any Finished Wheel Sets incorporating such Wheel Set Components that have not yet been purchased by ARI, shall be referred to as the “ACF Wheel Set Inventory.” ACF hereby represents and warrants that a true and correct list of the ACF Wheel Set Inventory and the cost thereof (as represented by the purchase price paid or, as of immediately prior to the date hereof, payable by ACF for the purchase by ACF of the ACF Wheel Set Inventory) has been provided to ARI along with a schedule showing the vendor, the purchase order number, the amount paid and, as of immediately prior to the date hereof, the amounts outstanding for the payment by ACF of the purchase price for the ACF Wheel Set Inventory. ACF agrees to pay vendors in full, on the date hereof, all outstanding amounts payable as of immediately prior to the date hereof for all ACF Wheel Set Inventory. ARI hereby agrees to purchase from ACF, and ACF herby agrees to sell to ARI, the ACF Wheel Set Inventory as of the date hereof for a purchase price equal to said cost of the ACF Wheel Set Inventory to ACF. The purchase price shall be payable by ARI to ACF (a) on the date hereof as to amounts previously paid by ACF for such inventory, and (b) promptly upon ARI’s receipt of evidence reasonably satisfactory to ARI of ACF’s payment in full of all outstanding amounts payable as of immediately prior to the date hereof. ACF agrees to provide ARI with such information as ARI reasonably requests to verify the costs and accounts payable outstanding, as of immediately prior to the date hereof, in respect of the ACF Wheel Set Inventory. Any such ACF Wheel Set Inventory so purchased by ARI shall be owned by ARI as of the date hereof, shall be treated as supplied by ARI for purposes of determining amounts owed to ACF for its Jobbing Order Services in manufacturing Finished Wheel sets for ARI under the Manufacturing Agreement (which shall remain payable as set forth in the Manufacturing Agreement), and shall constitute Specified Goods as further defined herein.
     2.     Identifying Specified Goods; Documentation.
          (a)     For purposes of this Agreement, the term “Specified Goods” shall mean each of, and collectively, (i) the Wheel Set Components purchased by ARI and delivered to ACF pursuant to this Agreement, and (ii) any Finished Wheel Sets manufactured by ACF from such Wheel Set Components pursuant to the Manufacturing Agreement.
          (b)     ACF shall cause all Specified Goods to be identified with appropriate markings and/or stored in designated areas as indicated in clauses (i) through (iv) below, and ACF shall not at any time identify any goods that are not Specified Goods as Specified Goods. ACF shall maintain such markings and/or such designated storage areas at all times that the Specified Goods are in ACF’s possession. With respect to Wheel Set Components, ACF agrees to undertake the identification and storage procedures set forth in this Agreement as soon as practicable upon delivery to ACF of Wheel Set Components. ARI and ACF agree to cooperate in good faith to revise the identification and storage procedures set forth below in a manner reasonably satisfactory to ARI upon either party’s reasonable written request therefor.
               (i)     ACF shall store all items of Specified Goods:
               1.     As to Finished Wheel Sets, on the tracks identified as “A”, “B”, “C”, “C-1”, “C-2”, “C-3”, “C-4”, “C-5” and “C-6” on the plan attached as Exhibit A hereto (the “Designated Tracks”); and

               2.      As to each type of Wheel Set Component (i.e., wheels, axles and bearings), in the areas identified for each such type of Wheel Set Component, designated as “D-1” and “D-2” on the plan attached as Exhibit A hereto (the “Designated Component Storage Areas” and, together with the Designated Tracks, the “Designated Locations”), in each case at ACF’s premises at 2300 Third Avenue, Huntington, West Virginia 25703.
     (ii)     The Designated Locations shall each be used exclusively for Specified Goods and, as to areas “A” and “B” of the Designated Tracks, those certain “Specified Goods” as defined in (i) that certain Inventory Storage Agreement dated July 17, 2006 between ARI and ACF and (ii) that certain Inventory Storage Agreement dated October 20, 2006 between ARI and ACF. ACF shall not at any time store any items belonging to ACF or any other person or entity in or on the Designated Locations or cause any such items ever to be located in or on the Designated Locations, or remove any Specified Goods from the Designated Locations other than at ARI’s specific written request or with ARI’s prior specific written approval.
     (iii)     Finished Wheel Sets. ACF shall install prominent signs (one at each access point to and end of the Designated Tracks), containing the following language: “All items located on this track have been purchased by and are owned by American Railcar Industries, Inc. Do not place items owned by ACF or any other party on this track or remove items from this track without written approval from ARI.”
     (iv)     Wheel Set Components.
               1.      Wheels. ACF shall rope off and/or paint lines on the plant floor to designate, and install prominent signs at (each in a manner reasonably satisfactory to ARI), each of the Designated Component Storage Areas where wheels are to be stored in accordance with this Agreement. Such signs shall contain the following language: “All items located in this marked area have been purchased by and are owned by American Railcar Industries, Inc. Do not place items owned by ACF or any other party in this marked area or remove items from this marked area without written approval from ARI.”
               2.      Axles. ACF shall rope off and/or paint lines on the plant floor to designate, and install prominent signs at (each in a manner reasonably satisfactory to ARI), each of the Designated Component Storage Areas where axles are to be stored in accordance with this Agreement. Such signs shall contain the following language: “All items located in this marked area have been purchased by and are owned by American Railcar Industries, Inc. Do not place items owned by ACF or any other party in this marked area or remove items from this marked area without written approval from ARI.” In addition, ACF agrees to spray paint a mark (the “Mark”) on each axle that is a Specified Good, and shall not apply the Mark to any axles that are not Specified Goods, that shall identify each such axle as belonging to ARI. The Mark shall be applied to each axle in a location and manner such that the Mark shall be visible throughout the manufacturing process and afterwards, once the axle has, together with other Wheel Set Components, been converted into a Finished Wheel Set. ACF and ARI shall cooperate to choose a color for the Mark that is not otherwise applied to any axles stored in or around ACF’s Huntington facility, including without limitation axles intended for ACF’s other customers. ACF shall consistently apply the Mark to all applicable axles.
               3.      Bearings. ACF shall rope off and/or paint lines on the plant floor to designate, and install prominent signs at (each in a manner reasonably satisfactory to ARI), each of the Designated Component Storage Areas where bearings are to be stored in accordance with this Agreement. Such signs shall contain the following language: “All items located in this marked area have been purchased by and are owned by American Railcar Industries, Inc. Do not place items owned by ACF or any other party in this marked area or remove items from this marked area without written approval from ARI.”
          (c)     ACF shall, in a manner satisfactory to ARI, cause all documents evidencing goods consisting of Specified Goods to be identified with appropriate language or markings that clearly identify such goods as Specified Goods that are owned by ARI, and which identify the item number, as well as the Designated Location (A, B, C, C-1, C-2, C-3, C-4, C-5, C-6, D-1 or D-2) in or on which the specific Specified Goods are located. In furtherance of the foregoing sentence, ACF shall: (i) maintain invoices and/or shipping notices for each item of Specified Goods that is placed in or on the Designated Locations (or moved among them); (ii) send such invoices and shipping notices by facsimile to ARI; (iii) store copies of such shipping notices at ACF’s Huntington West Virginia facility, separately from all other shipping notices; and (iv) reflect in such documentation any identifying information that may be provided by vendors in connection with Section 2(f) of this Agreement.
          (d)     Specified Goods shall be owned by ARI, whether or not ACF complies with the terms and provisions of this Agreement, including, without limitation, the provisions requiring segregation and identification of the Specified Goods.
          (e)     Notwithstanding anything to the contrary in this Agreement, ACF may and ARI authorizes ACF to remove any Wheel Set Components from any Designated Locations to another location within the premises located at ACF’s Huntington, West Virginia facility, in order to enable ACF to perform work on such Wheel Set Components and to complete them into Finished Wheel Set Components, provided that (i) such Wheel Set Components shall continue to be identified as provided in Section 2(b)(iv), and (ii) ACF shall maintain a list available for inspection by ARI of the number and location of any such Wheel Set Components that are not located in or on a Designated Location.
          (f)     ARI and ACF agree to cooperate in good faith with each other and with the vendors that from time to time supply Wheel Set Components subject to this Agreement to attempt to arrange for such vendors to identify such Wheel Set Components, at the time of their initial shipment from such vendors, as shipped for ARI’s account (and not for the account of other ACF customers), as applicable. By way of illustration only and without limitation, the parties intend to request that such vendors identify Wheel Set Components as shipped for ARI’s account by (i) consistently marking or tagging such Wheel Set Components with colored tags, grease paint or other means, and/or (ii) by coordinating vendor serial or other identification numbers with ACF and ARI invoicing and documentation procedures. ACF agrees to incorporate, in a manner reasonably satisfactory to ARI, any such mutually agreed vendor identification techniques in its day-to-day observation of the segregation and identification of Wheel Set Components in accordance with this Agreement.
     3.     Delivery, Inspection and Removal.
          (a)     ACF shall cause the Specified Goods to be delivered to ARI as and when ARI may request from time to time, at ARI’s cost and expense, as per any purchase orders therefor. It is understood that ACF shall bear the cost of loading such Specified Goods for shipment to ARI. ARI may request delivery of all or any portion of the Specified Goods, as it may determine.
          (b)     Upon advance notice and during business hours, ACF hereby authorizes ARI or its agents or designees, at any time, or from time to time, to access ACF’s premises: (a) for the purpose of inspecting, testing, photographing, video-taping, or measuring the Specified Goods or the markings on the Specified Goods and the Designated Locations, (b) for the purpose of examining or copying the shipping notices and invoices relating to the Specified Goods, (c) for the purpose of removing, repairing, or assembling the Specified Goods, or (d) for any other purpose consistent with this Agreement and ARI’s ownership of the Specified Goods, or in connection with the enforcement thereof. Upon advance notice and during business hours, ACF specifically authorizes ARI to bring onto ACF’s premises any such equipment as ARI may require for the removal of the Specified Goods at any time or from time to time.
          (c)      In consideration of ARI’s agreements hereunder, ACF shall not charge ARI any storage fee or rent for the Specified Goods or the documents relating thereto.
          (d)     In the event ARI performs a physical inventory count that differs from the shipping notices delivered to ARI, ACF shall provide a credit or refund (as ARI may elect) to ARI for the amount of the difference, plus a finance charge of 10% per annum on such amount, such finance charge to accrue from the date that ARI paid for the missing items until the date such refund is delivered or credit is applied, as the case may be.
     4.     Notice. ACF hereby authorizes ARI to file a UCC-1 financing statement naming ACF as debtor and ARI as secured party and the Specified Goods and their proceeds as collateral, with such additional language as ARI in its discretion may determine to be appropriate to provide notice of ARI’s ownership of the Specified Goods. ACF further agrees to execute and deliver any such notices as ARI may require if ARI determines that any of the Specified Goods consists of “rolling stock”.
     5.     Effect of Agreement. This Agreement shall remain in full force and effect until all Specified Goods have been delivered from ACF’s premises to ARI’s premises. The rights and obligations of ARI and ACF hereunder shall not be affected by bankruptcy or insolvency.
     6.     Time of Essence. Time is of the essence of this Agreement.
     7.     Miscellaneous. This Agreement shall be governed by the laws of the State of Missouri and shall be binding and inure to the benefit of the successors and assigns of the parties hereto. In any action or suit brought by either party to this Agreement arising out of or relating to this Agreement, each party: (a) consents and submits to the jurisdiction of the courts of the State of Missouri or the federal courts located in the State of Missouri; (b) agrees that such court shall be deemed to be a convenient forum; (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such action or suit commenced in such court, any claim that such party is not subject personally to the jurisdiction of such court, that such action or suit has been brought in an inconvenient forum, that the venue of such action or suit is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court; and (d) agrees that it will not bring any action or suit arising out of or relating to this Agreement in any court other than a court of the State of Missouri or a federal court located in the State of Missouri. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument. Any amendments or modifications to this Agreement shall be in writing signed by an authorized officer of each of ACF and ARI.
     8.     Existing Inventory Storage Agreements. This Agreement shall be in addition to, and shall not replace, (i) that certain Inventory Storage Agreement dated as of July 17, 2006 between ARI and ACF, and (ii) that certain Inventory Storage Agreement dated October 20, 2006 between ARI and ACF, each of which shall remain in full force and effect pursuant to the terms thereof.
[Signature Page Follows]

Executed as an instrument as of the date first above written.

ACF INDUSTRIES LLC
By:	/s/ Mark A. Crinnion
	Name:	Mark A. Crinnion
	Title:	Vice President — Treasurer

AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ William P. Benac
	Name:	William P. Benac
	Title:	Sr. V.P., CFO and Treasurer

EXHIBIT A
See attached plan.
# 1463674 v7

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